As filed with the Securities and Exchange Commission on March 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GTT Communications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2096338
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Address of Principal Executive Offices)

GTT COMMUNICATIONS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Richard D. Calder, Jr.

President and Chief Executive Officer

GTT Communications, Inc.

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Name and Address of Agent for Service)

(703) 442-5500

(Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jay Schifferli, Esq.	Chris McKee, Esq.
Goodwin Procter LLP	General Counsel and EVP
901 New York Avenue, NW	of Business Development
Washington, DC 20001	GTT Communications, Inc.
(202) 346-4186	7900 Tysons One Place
Suite 1450
McLean, Virginia 22102 (703) 442-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value	500,000	$15.55	$7,775,000	$782.94

(1)         This Registration Statement relates to 500,000 shares of Common Stock, par value $0.0001 per share, of GTT Communications, Inc. (“Common Stock”) available for issuance under its 2016 Employee Stock Purchase Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)         This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on March 28, 2016, as reported on the NYSE.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC” or the “Commission”) are hereby incorporated by reference in this registration statement on Form S-8 (the “Registration Statement”) (other than information in a report on Form 8-K that is “furnished” and not “filed” pursuant to Form 8-K, and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

•                            the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 9, 2016;

•                            the Company’s Current Reports on Form 8-K filed with the Commission on February 19, 2016 and March 3, 2016; and

•                            the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 from the Company’s Definitive Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, filed with the Commission on April 30, 2015.

In addition, the Registrant hereby incorporates by reference into this Registration Statement the description of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), contained in the registration statement on Form 8-A (File No. 001-35965) filed with the Commission on November 25, 2014, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s second amended and restated certificate of incorporation (the “Second Restated Charter”) and the Company’s amended and restated bylaws (the “Bylaws”) provide that each of the Company’s directors and officers shall be entitled to be indemnified by the Company to the fullest extent permitted by law.  The Second Restated Charter provides that the Company may indemnify to the fullest extent permitted by law all of its employees.  The Bylaws provide that, if authorized by the board of directors, the Company may indemnify any other person whom the Company has the power to indemnify under section 145 of the Delaware General Corporation Law (the “DGCL”).

Section 145 of the DGCL provides, in effect, that any person made a party to any action by reason of the fact that he is or was the Company’s director, officer, employee or agent may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company’s best interests.  This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

3.1(1)	Second Amended and Restated Certificate of Incorporation.

3.2 (2)	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation.

3.3 (3)	Amended and Restated Bylaws.

3.4 (4)	Amendment to Amended and Restated Bylaws.

3.5 (5)	Specimen Common Stock Certificate of the Registrant.

*5.1	Opinion of Goodwin Procter LLP.

*23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

*23.2	Consent of CohnReznick LLP.

*24.1	Powers of Attorney (included on the signature page hereof).

*99.1	GTT Communications, Inc. 2016 Employee Stock Purchase Plan

* Filed herewith.

(1) Previously filed as an exhibit to the registrant’s Current Report on form 8-K filed on October 19, 2006, and incorporated herein by reference.

(2) Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 6, 2014, and incorporated herein by reference.

(3) Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed on October 19, 2006, and incorporated herein by reference.

(4) Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed May 10, 2007, and incorporated herein by reference.

(5) Previously filed as an exhibit to the registrant’s Registration Statement (Registration Statement No. 333-122303), as amended, filed on January 26, 2005, and incorporated herein by reference.

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13 or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on this 28th day of March, 2016.

GTT COMMUNICATIONS, INC.

By:	/s/ Richard D. Calder, Jr.
Richard D. Calder, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Richard D. Calder, Jr. and Michael T. Sicoli, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take any and all such actions which may be necessary or appropriate in connection therewith, granting unto said agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith and about the premises, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that said agents, proxies and attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Richard D. Calder, Jr.	President, Chief Executive Officer and Director	March 28, 2016
Richard D. Calder, Jr.	(Principal Executive Officer)

/s/ Michael T. Sicoli	Chief Financial Officer	March 28, 2016
Michael T. Sicoli	(Principal Financial and Accounting Officer)

/s/ H. Brian Thompson	Founder and Executive Chairman of the Board	March 28, 2016
H. Brian Thompson

/s/ S. Joseph Bruno	Director	March 28, 2016
S. Joseph Bruno

/s/ Rhodric C. Hackman	Director	March 28, 2016
Rhodric C. Hackman

/s/ Howard Janzen	Director	March 28, 2016
Howard Janzen

/s/ Morgan E. O’Brien	Director	March 28, 2016
Morgan E. O’Brien

/s/ Theodore B. Smith	Director	March 28, 2016
Theodore B. Smith

/s/ Nick Adamo	Director	March 28, 2016
Nick Adamo

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Second Amended and Restated Certificate of Incorporation.

3.2 (2)	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation.

3.3 (3)	Amended and Restated Bylaws.

3.4 (4)	Amendment to Amended and Restated Bylaws.

3.5 (5)	Specimen Common Stock Certificate of the Registrant.

*5.1	Opinion of Goodwin Procter LLP.

*23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

*23.2	Consent of CohnReznick LLP.

*24.1	Powers of Attorney (included on the signature page hereof).

*99.1	GTT Communications, Inc. 2016 Employee Stock Purchase Plan

* Filed herewith.

(1) Previously filed as an exhibit to the registrant’s Current Report on form 8-K filed on October 19, 2006, and incorporated herein by reference.

(2) Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed on January 6, 2014, and incorporated herein by reference.

(3) Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed on October 19, 2006, and incorporated herein by reference.

(4) Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed May 10, 2007, and incorporated herein by reference.

(5) Previously filed as an exhibit to the registrant’s Registration Statement (Registration Statement No. 333-122303), as amended, filed on January 26, 2005, and incorporated herein by reference.